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                                                                    Exhibit 99.2
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                    KNOLL, INC. CLOSES MERGER AND PURCHASES
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                  OUTSTANDING PUBLIC SHARES AT $28.00 PER SHARE
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EAST GREENVILLE, Pa., Nov. 4 /PRNewswire/ -- Knoll, Inc. (NYSE: KNL) announced today that it has closed its previously announced going-private merger with a newly formed entity organized by Warburg, Pincus Ventures, L.P. As a result of the merger, all shares of Knoll common stock, other than shares owned by Warburg and members of Knoll management, will be converted into the right to receive $28.00 per share in cash. Letters of transmittal for submission of stock certificates by brokers, dealers and other registered owners will be distributed promptly.

Founded in 1938, Knoll is a global office furnishings manufacturer committed to design excellence. The company's corporate headquarters is located in East Greenville, PA.

CONTACT: Douglas J. Purdom, Senior Vice President and Chief FinancialOfficer of Knoll, Inc., 215-679-1300//Web site: http://www.knoll.com/